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                                                                    Exhibit 2.3

                                    May 10, 1996




West Marine, Inc.
500 Westridge Drive
Watsonville, CA  95076-4100


          RE: STOCKHOLDERS AGREEMENT ("AGREEMENT"), DATED AS OF APRIL 2, 1996, BY AND BETWEEN WEST MARINE, INC., A DELAWARE CORPORATION, AND THE UNDERSIGNED STOCKHOLDERS OF E&B MARINE INC., A DELAWARE CORPORATION


Gentlemen:

          This letter agreement sets forth our mutual agreement to amend Sections 3.4(c), 7.1 and 7.2 of the Agreement as follows:

          1. The two references in Section 3.4(c) to "Section 3.6" shall be amended in each case to read "Section 3.4".

          2. The first sentence of Section 7.1 shall be amended to read: "This Agreement and the obligations of each Stockholder hereunder (other than those set forth in this Section 7.1 and Sections 7.2, 7.3 and 9.4 hereof, which shall survive any such termination) shall terminate on the first to occur of (i) termination of the Merger Agreement in accordance with its terms (the "Termination Date") or (ii) the Effective Time; provided, however, that the obligations of each Stockholder under Sections 3.4, 3.5,
     3.6 and 9 shall survive any termination pursuant to subsection 7.1(ii)".

          3. The third sentence of Section 7.1 shall be deleted in its entirety.

          4. Section 7.2(d)(A) shall be amended to read: "(A) the acquisition of the Company by merger or otherwise by any person (or any affiliate of such person) making an Acquisition Proposal prior to the Termination Date (other than Parent, Merger Sub or any affiliate thereof) (a "Third Party");".

          Except as amended by this letter agreement, the Agreement shall remain in full force and effect.

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West Marine, Inc.
May 10, 1996
Page 2


          This letter agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

                                   Very truly yours,

                                   DLJ CAPITAL CORPORATION



                                   By  /s/ Thomas E. Siegler
                                      --------------------------------------
                                   Name:  Thomas E. Siegler
                                   Title: Secretary and Treasurer


                                   DLJ VENTURE CAPITAL FUND II, L.P.
                                   By: DJL Fund Associates II, its general
                                       partner


                                   By  /s/ Janet A. Hickey
                                      --------------------------------------
                                   Name:  Janet A. Hickey
                                   Title: General Partner


                                   SPROUT CAPITAL V
                                   By:  DLJ Associates V, its general partner



                                   By  /s/ Janet A. Hickey
                                      --------------------------------------
                                   Name:  Janet A. Hickey
                                   Title: General Partner


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West Marine, Inc.
May 10, 1996
Page 3
                                   SPROUT GROWTH, L.P.
                                   By: DLJ Growth Associates, its general
                                       partner



                                   By  /s/ Janet A. Hickey
                                      --------------------------------------
                                   Name:  Janet A. Hickey
                                   Title: General Partner



                                   SPROUT GROWTH, LTD.
                                   By: DLJ Growth Partners, Attorney-in-Fact


                                   By  /s/ Janet A. Hickey
                                      -------------------------------------
                                   Name:  Janet A. Hickey
                                   Title: General Partner


                                   /s/ Kenneth G. Peskin
                                   -----------------------------------------
                                   Kenneth G. Peskin



                                   /s/ Judith Peskin
                                   -----------------------------------------
                                   Judith Peskin, as trustee u/a dated
                                   December 24, 1992 for the
                                   Kenneth G. Peskin and Sara Peskin Trust



                                   /s/ Judith Peskin
                                   ------------------------------------------
                                   Judith Peskin, as trustee u/a dated
                                   December 24, 1992 for the
                                   Kenneth G. Peskin and Margery Peskin Trust


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West Marine, Inc.
May 10, 1996
Page 4

                                       /s/ Judith Peskin
                                      ---------------------------------------
                                      Judith Peskin, as trustee u/a dated
                                      December 24, 1992 for the
                                      Kenneth G. Peskin and Lisa Peskin Trust

ACKNOWLEDGED AND AGREED THIS
10TH DAY OF MAY, 1996.

WEST MARINE, INC.



By  /s/ John C. Zott
   -----------------------------------------
Name:  John C. Zott
Title: Vice President, Finance and
       Chief Financial Officer